EXHIBIT 99.1

AETHER SYSTEMS ANNOUNCES THIRD QUARTER 2004 RESULTS

Transition to Mortgage-Backed Securities Business Underway

OWINGS MILLS, MD — November 2, 2004 — Aether Systems, Inc. (Nasdaq: AETH) today reported financial results for the quarter ended September 30, 2004, during which the Company completed the sales of its Transportation and Mobile Government segments. Accordingly, the results of those two business segments are reported as discontinued operations, with the Company’s continuing operations now comprised solely of its mortgage-backed securities (“MBS”) business.1 The Company said that as a result of the transition from its historical businesses to its MBS business, third quarter revenue is substantially lower, and operating expenses are higher, than what is anticipated once MBS operations are fully-implemented.

For the third quarter, the Company reported $256,000 of interest income from assets associated with its MBS operations, including approximately $21 million of MBS acquired in mid-September and $56 million of short-term notes issued by the Federal Home Loan Mortgage Corporation (Freddie Mac). The Company also recognized a $960,000 gain on the sale of certain MBS assets during the quarter.

Loss from continuing operations for Q3 2004 was ($0.09) per share, or approximately ($4.0 million). The Company also recorded a gain on the sales of its Transportation and Mobile Government segments (net of transaction fees and expenses) of approximately $2.9 million, or $0.07 per share, and a loss from discontinued operations of ($0.06) per share or approximately ($2.6 million). As a result, net loss was ($0.09) per share, or approximately ($3.7 million).

Operating expenses were approximately $3.3 million, as compared to approximately $3.0 million in the third quarter of 2003 and $4.6 million in Q2 2004. A majority of the operating expenses for the third quarter include costs associated with the wind-up of discontinued operations and the implementation of MBS operations, all of which are anticipated to be completed by year-end. In addition, the Company expects to reduce operating expenses to a quarterly run rate below $1 million by the end of Q1 2005, as it streamlines its operating structure to a level appropriate to support its MBS strategy.

“Having completed the sale of our Transportation and Mobile Government segments, we are now focused entirely on our MBS business strategy and reducing our operating expenses, so that we can begin generating positive cash flow for our shareholders during the first quarter of 2005,” said David Oros, Aether’s Chairman and CEO. “I am excited about the potential for our Company to realize substantial value from our assets, including approximately $700 million in accumulated loss carry-forwards that can

[1] In accordance with generally accepted accounting principles, the results of the Transportation and Mobile Government segments for all prior periods have been reclassified as discontinued operations, so that period-to-period comparisons are presented on a comparable basis.

be used to significantly reduce the amount of tax we otherwise would owe on earnings from our MBS operations.”

As of September 30, in addition to $21 million of MBS at fair value and $56 million of Freddie Mac notes, the Company had $42.3 million of commitments to purchase MBS (which it purchased on October 28, 2004). In addition, the Company held $215.7 million in cash, cash equivalents and restricted cash, which includes the net proceeds of approximately $32.2 million from the Transportation and Mobile Government sales.

“We will continue to take a conservative approach to building our MBS portfolio,” said David C. Reymann, Aether’s Chief Financial Officer. “Working with our outside investment and financial advisors, we will continue to carefully evaluate key market indicators in order to deploy our capital effectively to maximize value for our shareholders.”

As previously announced, the Company completed the redemption of its remaining $155 million of outstanding 6% convertible subordinated notes on October 4, 2004. The total cost of the redemption, in accordance with the terms of the notes, was approximately $157 million. As a result, the Company will recognize a charge of approximately $2.4 million in the fourth quarter, consisting of a $1.8 million premium on early extinguishment and the write-off of $560,000 of deferred financing costs. The Company estimates that after taking into account the redemption and estimated additional costs associated with the completion of transitional activities, it will have approximately $128 — $130 million of cash (including restricted cash), cash equivalents and investments (including MBS investments).

Subject to market conditions, the Company said it plans to invest additional amounts in MBS and to begin leveraging its MBS investments, with a goal of having an MBS portfolio of $750 million to $1 billion by the end of the first quarter of 2005.

Conference Call

Aether will host a conference call on Wednesday, November 3, 2004 at 8:30 a.m., Eastern Time. Interested parties may access the call at www.aethersystems.com or by telephone at 1-800-441-0022. Please ask for the Aether Systems call. Replay of this call will be available until November 24, 2004, by calling 800-839-0860, access code 1098.

About Aether Systems, Inc.

Aether Systems owns and manages a portfolio of residential mortgage-backed securities and other short-term government agency investments. Our principal business objective is to generate net income from the spread between the interest income on these securities and the costs of borrowing to finance their acquisition.

Forward Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward looking statements include those regarding the Company’s expectations about the implementation of the RMBS strategy. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these

2

forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be able to implement our MBS strategy successfully, or the results of such implementation may be inconsistent with our expectations; (2) our future financial results may be negatively affected by contingent or retained liabilities relating to businesses that we sold; (3) the MBS strategy we are implementing involves significant risks related to changes in interest rates and the complexities of managing the overall yield of a leveraged portfolio; (4) leverage that we incur to expand the size of the MBS portfolio may limit our financial flexibility and could have a substantial negative effect on our financial results if we do not successfully manage the risks of borrowing; (5) we may not be able to realize value from our accumulated loss carryforwards, because of a failure to generate sufficient taxable earnings, regulatory limits or both, (6) in managing the MBS portfolio, we will depend heavily on FBR Investment Management, Inc., who may choose to cease working with us, in which event our performance could be negatively affected; and (7) other factors discussed in our Current Report on Form 8-K filed on June 10, 2004 with the Securities and Exchange Commission, as well as our other filings with the SEC. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Aether Systems, Inc.
Steven Bass, 443-394-5029

- [Financial Information Follows] -

3

AETHER SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
in thousands except per share data
Interest income from RMBS portfolio	$256	$—	$256	$—
Interest expense from RMBS portfolio	—	—	—	—

Net interest income from RMBS portfolio	256	—	256	—
Gain on future purchase commitments	960	—	1,826	—
Selling, general and administrative expenses	(2,703)	(2,020)	(9,676)	(11,530)
Depreciation and amortization	(445)	(663)	(1,547)	(2,315)
Option and warrant expense	(13)	(218)	(571)	(707)
Impairment of intangibles and other long-lived assets	—	—	—	(1,367)
Other expense	(146)	—	(93)	(838)
Restructuring charge	41	(101)	(649)	(205)

Total operating expenses	(3,266)	(3,002)	(12,536)	(16,962)

Operating loss	(2,050)	(3,002)	(10,454)	(16,962)
Other income (expense):
Interest income from money market accounts	614	1,138	3,222	4,734
Interest expense from subordinated notes payable	(2,604)	(2,576)	(7,811)	(7,787)
Equity in losses of investments	—	(5)	—	(97)
Investment gain (loss), including impairments, net	—	87	(4,971)	(37)

Loss from continuing operations	(4,040)	(4,358)	(20,014)	(20,149)
Loss from discontinued operations	(2,582)	(5,548)	(44,969)	(16,915)
Gain on sale of discontinued operations	2,876	—	20,546	—

Net loss	$(3,746)	$(9,906)	$(44,437)	$(37,064)

Loss per share – basic and diluted – from continuing operations	$(0.09)	$(0.10)	$(0.46)	$(0.47)
Loss per share – basic and diluted – from discontinued operations	(0.06)	(0.13)	(1.03)	(0.40)
Income per share – basic and diluted – gain on sale of discontinued operations	0.06	—	0.47	—

Net loss per share – basic and diluted	$(0.09)	$(0.23)	$(1.02)	$(0.87)

Weighted average shares outstanding – basic and diluted	43,840	42,762	43,639	42,406

AETHER SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS

	September 30,	December 31,
	2004	2003
	(Unaudited)
in thousands
Current assets:
Cash and cash equivalents	$206,860	$26,222
Short-term investments available for sale	55,993	20
Mortgage-backed securities, at fair value	20,950	—
Current assets from discontinued operations	—	55,649
Interest receivable	311	—
Prepaid expenses and other current assets	2,400	2,720

Total current assets	286,514	84,611
Restricted cash	8,832	13,460
Investments available for sale	—	220,849
Furniture, computers, and equipment, net	953	2,608
Investments not readily available for sale	171	2,273
Non-current assets from discontinued operations	—	71,984
Other assets	732	2,320

	$297,202	$398,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible subordinated notes payable	$154,912	$—
Accounts payable and accrued expenses	4,611	4,741
Current liabilities from discontinued operations	—	35,185
Restructuring reserve	240	1,407
Accrued employee compensation and benefits	709	538
Accrued interest payable	206	2,529

Total current liabilities	160,678	44,400
Long-term liabilities:
Convertible subordinated notes payable	—	154,912
Restructuring reserve	—	70
Non-current liabilities from discontinued operations	—	19,419
Other long-term liabilities	2,057	3
Stockholders’ equity	134,467	179,301

Commitments and contingencies	$297,202	$398,105